Exhibit 99.1

Campus Solutions

Condensed Interim Financial Statements

March 31, 2013

Campus Solutions

Condensed Interim Financial Statements (Unaudited)

Table of Contents

March 31, 2013

Page(s)

Condensed Balance Sheets	1

Condensed Statement of Operations	2

Condensed Statement of Cash Flows	3

Notes to Condensed Financial Statements	4 - 12

Campus Solutions

Condensed Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31, 2013	December 31, 2012

Assets
Current assets:
Cash	$10,475	$6,802
Restricted cash and restricted cash equivalents	92,465	185,131
Accounts receivable, net of allowance of $202 and $174, respectively	1,139	539

Total current assets	104,079	192,472

Property and equipment, net of accumulated depreciation of $7,537, and $7,207, respectively	2,209	2,712

Total assets	$106,288	$195,184

Liabilities
Current liabilities:
Accounts payable and accrued expenses	515	1,821
Accrued compensation and benefits	541	687
Deferred revenue	680	1,366
Escrow liability	92,465	185,131
Restructuring liability	330	832

Total current liabilities	94,531	189,837

Total liabilities	94,531	189,837

Net SLM investment	11,757	5,347

Total liabilities and Net SLM investment	$106,288	$195,184

The accompanying notes are an integral part of these condensed financial statements.

Campus Solutions

Condensed Statement of Operations

(Dollars in thousands)

(Unaudited)

March 31,
2013

Revenue	$7,182

Expenses
Salaries and employee benefits	2,344
Servicing expenses	2,828
Professional fees and services	2,476
General and administrative expenses	550
Shared service expense allocation	615
Depreciation and amortization	410
Restructuring expenses	15
Other operating expenses	382

Total expenses	9,620

Net operating loss	(2,438)

Other Income
Interest income	690

Net other income	690

Net loss before income tax benefit	(1,748)
Income tax benefit	—

Net loss	$(1,748)

The accompanying notes are an integral part of these condensed financial statements.

Campus Solutions

Condensed Statement of Cash Flows

(Dollars in thousands)

(Unaudited)

Cash flows from operating activities:
Net loss	$(1,748)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	410
Loss on disposal of fixed asset	93
Stock option expense	76
Provision for uncollectible accounts	72
(Increase) decrease in
Restricted cash and restricted cash equivalents	92,666
Accounts receivable, net	(672)
Increase (decrease) in
Accounts payable and accrued expenses	(1,306)
Escrow liability	(92,666)
Restructuring liability	(502)
Accrued compensation and benefits	(146)
Deferred revenue	(686)

Net cash used in operating activities	(4,409)

Cash flows from financing activities:
Capital contributions from Parent	8,082

Net cash provided by financing activities	8,082

Net increase in cash	3,673
Cash, beginning of quarter	6,802

Cash, end of quarter	$10,475

Supplemental disclosure of non-cash and cash flow information
Income taxes paid	$—
Interest received	$690

The accompanying notes are an integral part of these condensed financial statements.

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

1.	Organization and Business

Campus Solutions (“CS” or “the Business”) is a line of business of SLM Corporation (“SLM”) whose management, infrastructure and operations reside in certain wholly-owned subsidiaries of SLM, primarily within Sallie Mae, Inc. (“SMI”) and Sallie Mae Bank (“the Bank”). Accordingly, the financial statements of the Business (the “carve-out financial statements”) are derived from the aggregated transactions and resulting financial information of the Business activities within these SLM subsidiaries.

CS provides business-to-business solutions to colleges and university business offices, students and their families across the country. These services include e-commerce and billing and repayment solutions, refund disbursement services, and tuition payment plan (“TPP”) administration. The Business enters into an arrangement with colleges and universities (“client institutions”) that establishes the parameters for each service that CS provides to students who attend the client institution as well as the corresponding fee structure.

The TPP product provides students and their families an interest-free payment alternative through which the cost of tuition is paid over a discrete number of payments during an academic year or semester in lieu of paying the full tuition amount up front. The payment plans generally range from two to twelve months. A non-refundable enrollment fee is charged at the time of initial enrollment and is deferred over the service period consistent with the student’s payment plan. Other transaction fees are charged in connection with certain subsequent payment transactions and recognized at the time of the transaction.

The Corporate Partners product enables the student to pay a non-refundable application fee which is charged at the time an admission application is submitted online. CS partners with various application service providers to offer the application fee payment processing.

The NetPay product provides electronic bill presentment and payment functionality to client institutions’ business offices to reduce printing and mailing costs and provides access to online billing for students and parents. NetPay also provides electronic payment gateway services to allow any user to make a one-time credit card, debit card or ACH payment. CS earns a one-time set up fee and ongoing transaction fees in conjunction with the NetPay product.

CS offers a mechanism for client institutions to disburse funds to students and parents via its refund product and which incorporates multiple disbursement options, including paper checks, ACH transactions and the use of reloadable debit cards. CS provides individual deposit accounts and associated reloadable debit cards to students that receive their financial aid or other refund payments via a reloadable debit card. CS also offers a no fee student checking (“NFSC”) product in conjunction with the CS refunds product. CS earns the associated fees for product usage related to each debit card and incurs the servicing or fulfillment costs associated with the debit cards and the NFSC product.

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

On May 7, 2013, SLM accepted an offer from Higher One, Inc. (“Higher One”) to purchase the assets of the Business including the client institution contracts and relationships and the technology infrastructure supporting the Business. (See note 8, Subsequent Events).

2.	Basis of Presentation

These unaudited financial statements of Campus Solutions have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and they reflect the carve-out of the Business from SLM. Historically, the transactions and activities of the Business were commingled with other SLM businesses including SMI and the Bank. To determine the historical financial information to be included in these financial statements, SLM considered the financial results of the Business, as defined by management, as well as other practical aspects of the Business, including the employee base, asset usage and the physical location of functions that are directly or indirectly utilized by the Business to provide its services. There are numerous intercompany and related party transactions that occur at SLM and its subsidiaries and affiliates. These intercompany and related party transactions are described in the basis of presentation and are integral to these financial statements.

In conjunction with the basis of presentation, SLM made certain assumptions associated with the Business arrangements with the Bank and the associated interest income historically credited to CS by the Bank on deposits maintained at the Bank as well as certain allocated costs associated with shared services.

SLM Bank Depository Accounts

CS deposits cash in the Bank that it collects in conjunction with the products it administers on behalf of client institutions. Additionally, in conjunction with the CS’s refund product, individual student depository accounts have been established at the Bank to maintain student cash accounts. The Bank retains the benefit of the depository accounts for loan origination and other purposes. For management reporting purposes, CS is credited interest on these accounts at a rate which exceeds the market rate. The accompanying Statement of Operations includes interest credited on these depository accounts at a rate of 1.85 percent.

CS has included $685 of interest income credited by the Bank in the accompanying Statement of Operations, which is assumed to be settled in cash in this presentation.

Shared Services Allocation and Capital Contributions

As a line of business within SLM, CS historically benefited from the shared services provided by SLM including accounting, legal, human resources, information technology, facilities and other administrative functions. CS does not have a shared service arrangement with SLM; however, the Business’s share of these costs has been allocated to CS on a basis consistent with SLM’s allocation methodology employed for segment reporting purposes, which employs an activity-based allocation methodology. Under this methodology, cost allocations are determined by the functions performed within the particular business unit in conjunction with the employee activities performed. In addition, certain expenses, including payroll, trade accounts payable and certain allocated corporate overhead

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

expenses are paid by SLM and they are in turn, reimbursed by the various SLM business lines on a routine basis. These costs are included in the shared service expense allocation within the accompanying Statement of Operations.

The accompanying balance sheets as of March 31, 2013 and December 31, 2012 assume a settlement of the balance in intercompany accounts at the end of each reporting period presented as a cash capital contribution and corresponding net increase in the net SLM Investment. Losses incurred by the Business are assumed to be funded via a capital contribution from SLM and/or its subsidiaries to settle the debts from affiliates at the end of each reporting period.

Operating results are not indicative of results for the full year or any other period. These unaudited financial statements should be read in conjunction with the audited financial statements and related footnotes as of and for the year ended December 31, 2012.

3.	Summary of Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of the financial statements in conformity with U.S. GAAP requires CS to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. CS periodically assesses the reasonableness of these estimates and assumptions. Actual results could differ from these estimates.

Cash

Cash consists of bank demand accounts.

Restricted Cash and Cash Equivalents

In connection with the products that the Business administers on behalf of client institutions, the Business collects cash remittances from students or other payers. The Business then disburses the remittances to client institutions, generally on a monthly basis. Restricted cash equivalents included in these balances consist of student payments in transit made via electronic fund transfers. Escrow liabilities represent restricted cash and restricted cash equivalent amounts held on behalf of students and their families or client institutions in connection with the administration of certain products and services. This cash due to clients is included in restricted cash and restricted cash equivalents and escrow liabilities in the accompanying balance sheets as of March 31, 2013 and December 31, 2012.

Accounts Receivable, net

Accounts receivable are recorded at face amounts less an allowance for doubtful accounts. CS evaluates accounts receivable and establishes an allowance for doubtful accounts based on historical loss experience, analysis of past due accounts and other current available information.

Property and Equipment, net

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets.

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

Capitalized Software

Computer software costs incurred in the preliminary project stage for software to be used for internal use are expensed as incurred until the capitalization criteria have been met. The criteria for capitalization is defined as the point at which the preliminary project stage is complete, management commits to funding a computer software project, it is probable that the project will be completed and the software will be used to perform the function intended. Capitalization ceases at the point that the computer software project is substantially complete and ready for its intended use. The capitalized costs are amortized using the straight-line method over the estimated economic life of the software, generally three years. Although CS incurred costs relating to software improvements for the quarter and year ended March 31, 2013 and December 31, 2012, none of these costs met the criteria for capitalization.

Impairment of Long-Lived Assets

We evaluate the recoverability of our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the difference between the fair value of the asset compared to its carrying amount.

Revenue Recognition

Revenue includes fees the business earns for processing tuition and other payments for client institutions. CS recognizes this fee income based on contractual arrangements and long-standing relationships in the period in which the services are provided which generally occurs when the transaction is processed. Revenues are recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectability is reasonably assured. TPP enrollment fees and NetPay implementation fees are deferred over the service period consistent with the student’s payment plan.

Deferred revenue is credited to income as services are provided.

Servicing Expense

CS incurs costs for credit card fees, third party processing and bank fees associated with the generation of TPP, NetPay and Refunds revenue. The credit card fees are primarily a result of inter-exchange and authorization costs. Third party processing charges include those related to Refunds debit card product servicing fees as well as ATM network related expense. Bank fees are the costs associated with ACH/Check transactions. Servicing costs are expensed as incurred.

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

Accounting for Stock-Based Compensation

SLM grants stock-based compensation to employees under its equity compensation plans in effect at the relevant time. Awards may be in the form of stock, stock options, or restricted stock and are denominated in SLM shares/options.

Stock-based compensation cost related to stock options and restricted stock units recognized in the Statement of Operations for the quarter ended March 31, 2013 was $76. The related income tax benefit for the quarter ended March 31, 2013 was $0. As of March 31, 2013, there was $134 of total unrecognized compensation cost related to stock options net of estimated forfeitures, which is expected to be recognized over a weighted average period of 2.0 years.

The excess tax benefit for the quarter ended March 31, 2013 was $0.

Restructuring Activities

From time to time, SLM implements plans to restructure its business. In conjunction with these restructuring plans, involuntary benefit arrangements and disposal costs (including contract termination costs), that are incremental and incurred as a direct result of these restructuring plans, are classified as restructuring expenses. CS has recorded those restructuring expenses that have been specifically attributed to the CS business in the accompanying Statement of Operations.

SLM sponsors the SLM Corporation Employee Severance Plan (the “Severance Plan”) which provides severance benefits in the event of termination of full-time employees (with the exception of certain specified levels of management) and part-time employees who work at least 24 hours per week. The Severance Plan establishes specified benefits based on base salary, job level immediately preceding termination and years of service upon termination of employment due to Involuntary Termination or a Job Abolishment, as defined in the Severance Plan. The benefits payable under the Severance Plan relate to past service and they accumulate and vest. Accordingly, CS recognizes severance costs to be paid pursuant to the Severance Plan when payment of such benefits is probable and reasonably estimable. Such benefits, including severance pay calculated based on the Severance Plan, medical and dental benefits, outplacement services and continuation pay, have been incurred during the quarter ended March 31, 2013, as a direct result of our restructuring initiatives. Accordingly, such costs are classified as restructuring expenses in the accompanying Statement of Operations.

Contract termination costs are expensed at the earlier of (1) the contract termination date or (2) the cease use date under the contract. Such costs are classified as restructuring expenses in the accompanying Statement of Operations.

In conjunction with Sallie Mae’s restructuring and cost reduction plans, CS recorded severance expense of $15 for the quarter ended March 31, 2013. The restructuring costs that were recorded are directly attributable to the CS Business.

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

The following table summarizes the CS restructuring liability balance, which is included in restructuring liability in the accompanying balance sheets.

(Dollars in thousands)	Severance Costs	Lease and Other Contract Termination Costs	Total

Balance at December 31, 2012	$595	$237	$832
Net accrual	15	—	15

Cash paid	(504)	(13)	(517)

Balance at March 31, 2013	$106	$224	$330

Income Taxes

The Business follows the asset and liability approach for accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax basis of the Business’s assets and liabilities. To the extent tax laws change, deferred tax assets and liabilities are adjusted in the period that the tax change is enacted.

“Provision for income taxes” includes (i) deferred tax expense or benefit, which represents the net change in the deferred tax asset or liability balance during the year, and (ii) current tax expense or benefit, which represents the amount of tax currently payable to or receivable from a tax authority. Provision for income taxes excludes the tax effects related to adjustments recorded in Net SLM Investment.

The Business’s results of operations are included in the consolidated federal and several unitary and/or combined state income tax returns of SLM. The Business provides for current and deferred income taxes as if it were a separate taxpayer. Deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to an amount which is more likely than not realizable.

Opening balance as of December 31, 2011 net operating loss deferred tax assets are not included in the provision for income taxes because it would be impractical to calculate the historic tax attributes since CS did not previously prepare income tax returns based on this structure. Additionally, trial balances (with the applicable corporate allocations and adjustments) are not available for years prior to those presented in the financial statements.

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

An uncertain tax position is recognized only if it is more likely than not to be sustained upon examination based on the technical merits of the position. The amount of tax benefit recognized in the financial statements is the largest amount of benefit that is more than fifty percent likely of being sustained upon ultimate settlement of the uncertain tax position. The business recognizes interest related to unrecognized tax benefits, if any, in provision for income taxes expense, and penalties, if any, in operating expenses.

Fair Value of Financial Instruments

The carrying values of cash, restricted cash and restricted cash equivalents, accounts receivable, prepaid expenses and other assets, and accounts payable and accrued expenses, approximate their fair values.

4.	Accounts Receivable, net

Accounts receivable, net at March 31, 2013 and December 31, 2012 consisted of:

	March 2013	December 2012
(Dollars in thousands)
Accounts receivable	$1,341	$713
Allowance for uncollectible accounts	(202)	(174)

Accounts receivable, net	$1,139	$539

The provision for uncollectible accounts for the three-month period ended March 31, 2013 was $72.

5.	Property and Equipment, net

Property and equipment, net at March 31, 2013 and December 31, 2012 consisted of:

	Estimated Useful Life	March 2013	December 2012
(Dollars in thousands)
Computer software and hardware	3-5 years	$9,746	$9,904
Leasehold improvements	3-5 years	—	15

		9,746	9,919
Less: Accumulated depreciation		(7,537)	(7,207)

Property and equipment, net		$2,209	$2,712

Depreciation expense was $410 for the three-month period ended March 31, 2013.

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

6.	Income Taxes

Reconciliation of the statutory U.S. federal income tax rate to the Business’s effective tax rate is as follows:

	March 2013	December 2012

Statutory rate	34.00%	34.00%
Other	-0.64%	-0.29%
State tax (net of federal tax benefit)	2.97%	3.00%
Record valuation allowance	-36.33%	-36.71%

Effective tax rate	0.00%	0.00%

The Business has no provision for income taxes because a full valuation allowance has been provided on current year net operating losses because management believes due to cumulative losses in recent years it is more likely than not that current year net operating loss carryforwards will not be utilized.

The Business has deferred tax assets of $4,698 and $4,249 as of March 31, 2013 and December 31, 2012, respectively. The tax effect of the temporary differences creating the deferred tax assets are primarily related to an allowance for uncollectible accounts, stock compensation, payroll related items, and net operating loss carryforwards. The Business has deferred tax liabilities of $819 and $1,004 as of March 31, 2013 and December 31, 2012, respectively. The tax effect of the temporary differences creating the deferred tax liabilities are primarily related to software costs. The Business has a valuation allowance of $3,879 and $3,245 as of March 31, 2013 and December 31, 2012 respectively. A full valuation allowance has been provided against the net deferred tax assets for both periods because management believes due to cumulative losses in recent years it is more likely than not that the net deferred tax assets will not be realized.

As of March 31, 2013, the Business has federal and state net operating loss carryforwards of $10,969 and federal and state net operating loss carryforwards of $121 for which a benefit will be recorded in equity when realized. If the Business were to file with the taxing authority on a separate return basis, its federal net operating loss would begin to expire in 2032 and state net operating losses would expire over different carryforward periods depending on the jurisdiction. In actuality, the Business filed as part of the taxpaying entity Sallie Mae, Inc. which had sufficient taxable income each year to utilize losses generated by the business.

The Business has no material uncertain tax positions as of March 31, 2013 and December 31, 2012.

Campus Solutions

Notes to Financial Statements

(Information at March 31, 2013 and for the three-months then ended is unaudited)

(Dollars in thousands)

7.	Commitments and Contingencies

CS is subject to various claims, lawsuits and other actions that arise in the normal course of business. Management believes that these claims, lawsuits or other actions will not have a material adverse effect on its business, financial condition or results of operations. Based on current knowledge, no reserves have been established at CS for litigation or other matters as potential losses are not considered probable or estimable. Based on current knowledge, management does not believe that loss contingencies, if any, arising from pending litigation or other matters will have a material adverse effect on CS’s financial position, results of operations or cash flows.

8.	Subsequent Events

The Business has evaluated any events subsequent to December 31, 2012, and their impact on the reported results and disclosures, through July 10, 2013, the date these financial statements were issued.

CS was acquired by Higher One on May 7, 2013. Under the terms of the purchase agreement, Higher One acquired substantially all of the assets of CS in exchange for $47,250 in cash, of which $5,185 represents contingent consideration which has been deposited into escrow.